AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, CO 80202

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Advance Display Technologies, Inc. on Form S-8, of our report dated August 24, 2006, (which includes an emphasis paragraph relating to the Company’s ability to continue as a going concern) for the year ended June 30, 2006 and all references to our firm included in this Registration Statement.

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
April 9, 2007